As Filed with the Securities and Exchange Commission on May 7, 1999
                                                    Registration No. 333-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            VALMONT INDUSTRIES, INC.
               (Exact Name of Issuer as Specified in its Charter)

          Delaware                                47-0351813
 (State or Other Jurisdiction of                (I.R.S. Employer
 Incorporation of Organization)                Identification No.)

      Valley, Nebraska                                68064

(Address of Principal Executive Offices)           (Zip Code)

                             Valmont 1999 Stock Plan
                          Valmont Consultant Agreements
                            (Full Title of the Plans)

                     Terry J. McClain, Senior Vice President
                           and Chief Financial Officer
                            Valmont Industries, Inc.
                                Valley, NE 68064
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                       of Agent for Service: 402-359-2201


                         CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- ------------------------ --------------------
                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price per   aggregate offering       Amount of
to be registered        registered            share                price(1)                 registration fee
----------------------- --------------------- -------------------- ------------------------ --------------------
Common Stock            1,725,000             $    15.53           $  26,789,250            $     7,448
----------------------- --------------------- -------------------- ------------------------ --------------------

(1) Estimated solely for the purposes of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low sales prices on May 5, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in
Part I will be delivered to the Company's employees (as defined in the instructions to Form S-8) receiving securities registered hereunder as required by Securities Act Rule 428(b). Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Valmont Industries, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1998.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") by the Company since the end of the Company's fiscal year ended December 26, 1998.

         (c) The description of the Company's common stock and related rights contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to Article IX of the Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, a director shall continue to be liable for (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

         The by-laws of the Company provide for indemnification of Company officers and directors against all expenses, liability or losses reasonably incurred or suffered by them to the extent legally permissible under the Delaware General Corporation Law where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company.

         The Company also maintains a director and officer insurance policy which insures the Company, its subsidiaries and their officers and directors against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 8.  Exhibits

         4.1    -    Certificate of  Incorporation,  as amended,  filed with the
                     Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 and incorporated herein by reference.

         4.2    -    Bylaws, as amended,  filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 and incorporated herein by reference.

         4.3    -    Rights  Agreement dated as of December 19, 1995 between the
                     Company and First National Bank of Omaha as Rights Agent filed with the Company's Current Report on Form 8-K dated
                     December 19, 1995 and incorporated herein by reference.

         4.4    -    Certificate  of  Adjustment  dated  May 30,  1997 to Rights
                     Agreement dated as of December 19, 1995, filed with the Company's Annual Report on Form 10-K for fiscal year ended
                     December 27, 1997 and incorporated herein by reference.

         4.5    -    Valmont 1999 Stock Plan

         5      -    Opinion of McGrath, North, Mullin & Kratz, P.C.

         23.1   -    Consent of McGrath,  North,  Mullin & Kratz,  P.C., counsel for the Company (included as part of Exhibit 5)

         23.2   -    Consent of Deloitte & Touche LLP

         24     -    Powers of Attorney

Item 9.  Undertakings

         A.       The undersigned registrant hereby undertakes:

                  (1)    To file, during any period in which offers or sales are
                         being  made,   a   post-effective   amendment  to  this
                         registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) To reflect in the  prospectus  any facts or events
                              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)To include any material  information  with respect
                              to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided,   however  that   paragraph   (A)(l)(i)   and
                         (A)(l)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)    To  remove  from  registration  by  means  of  a  post-
                         effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall he deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on April 27, 1999.

                                      Valmont Industries, Inc.

                                        /s/ Mogens C. Bay
                                     By_________________________
                                       Mogens C. Bay
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 27, 1999.

         Signature Title

/s/ Mogens C. Bay
_________________________        Director, President and Chief
Mogens C. Bay                      Executive Officer (Principal
                                   Executive Officer)

/s/ Terry J. McClain
_________________________        Vice President and Chief
Terry J. McClain                   Financial Officer (Principal
                                   Financial Officer)

/s/ Brian C. Stanley
_________________________        Vice President - Investor
Brian C. Stanley                   Relations & Controller
                                   (Principal Accounting Officer)


Robert B. Daugherty*
Charles M. Harper*
John E. Jones*
Thomas F. Madison*
Charles D. Peebler, Jr.
Bruce Rohde*
Walter Scott, Jr.*
Kenneth E. Stinson*


         *Mogens C. Bay, by signing his name hereto, signs this registration statement on behalf of each of the directors indicated. A Power of Attorney authorizing such action has been filed herein as Exhibit 24.

                                                  /s/ Mogens C. Bay
                                                 ----------------------------
                                                 Mogens C. Bay
                                                 Attorney-in-Fact

                                Index to Exhibits

     Exhibit No.                      Exhibit                            Page

  4.1    -    Certificate of  Incorporation,  as amended,  filed with the
              Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1998 and incorporated herein by reference.

  4.2    -    Bylaws, as amended,  filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1998 and incorporated herein by reference.

  4.3    -    Rights  Agreement dated as of December 19, 1995 between the
              Company and First National Bank of Omaha as Rights Agent filed with the Company's Current Report on Form 8-K dated
              December 19, 1995 incorporated herein by reference.

  4.4    -    Certificate  of  Adjustment  dated  May 30,  1997 to Rights
              Agreement  dated as of December 19, 1995,  filed as Exhibit
              4(b) with the Company's Annual Report on Form 10-K for fiscal year ended December 27, 1997 and incorporated herein by reference.

  4.5    -    Valmont 1999 Stock Plan...................................

  5      -    Opinion of McGrath, North, Mullin & Kratz, P.C............

  23.1   -    Consent of McGrath,  North,  Mullin & Kratz,  P.C., counsel for the Company (included as part of Exhibit 5)

  23.2   -    Consent of Deloitte & Touche LLP..........................

  24     -    Powers of Attorney........................................